UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

SANARA MEDTECH INC.
(Exact name of registrant as specified in its charter)

Texas	001-39678	59-2219994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 529-2300

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on May 10, 2024, Zachary B. Fleming tendered his resignation as the Chief Executive Officer of Sanara MedTech Inc. (the “Company”), effective as of such date, and Mr. Fleming’s amended and restated employment agreement (the “Fleming Employment Agreement”) with the Company terminated, except for certain surviving customary confidentiality provisions and non-disparagement covenants.

On May 29, 2024, in connection with Mr. Fleming’s resignation, the Company and Mr. Fleming entered into a Separation Agreement and General Release (the “Separation Agreement”), pursuant to which Mr. Fleming is entitled to receive certain separation benefits, including a cash separation payment in an amount equal to 12 months of Mr. Fleming’s base salary, less applicable withholdings for taxes and any other items as to which a withholding obligation may exist, which payment shall be paid in approximately equal installments on or about the Company’s regular payroll dates over the 12-month period commencing on May 10, 2024 (the “Severance Period”). The Company also agreed to pay premiums for extended health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) during the Severance Period for Mr. Fleming and his eligible dependents, or until Mr. Fleming’s coverage otherwise terminates in accordance with COBRA or on account of Mr. Fleming’s eligibility to receive coverage under a subsequent employer’s program.

Pursuant to the Separation Agreement, the Company agreed to permit 50% of the unvested shares of restricted stock that were previously granted to Mr. Fleming to continue to vest on the time schedule set forth in the applicable restricted stock award agreement, subject to Mr. Fleming’s continued compliance with certain of the restrictive covenants set forth in the Fleming Employment Agreement, and agreed to accelerate the vesting of a portion of such shares, which shares shall be surrendered to pay tax withholding obligations.

In consideration for the separation benefits provided in the Separation Agreement, Mr. Fleming agreed to, among other things, a general release of claims in favor of the Company and to comply with a customary non-disparagement covenant following his resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 30, 2024

Sanara MedTech Inc.

		By:	/s/ Michael D. McNeil
Name: Michael D. McNeil
Title: Chief Financial Officer